UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 13, 2008

Cecil Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

127 North Street,, ELKTON, Maryland		21921
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	410-398-1650

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cecil Bancorp, Inc. is pleased to announce that William H. Cole IV was appointed as a director of the Company on May 13, 2008, for a term expiring at the 2009 annual meeting of shareholders. Mr. Cole is Associate Vice President, Institutional Advancement at the University of Baltimore and Assistant Director of the University of Baltimore Foundation, and is a member of the Baltimore City Council. He is 35 years old and is a resident of Baltimore, Maryland. There are no relationships or transactions with respect to Mr. Cole of the type required to be reported pursuant to Item 404(a) of the Commission's Regulation S-K.

Item 8.01 Other Events.

At the 2008 annual shareholders’ meeting of Cecil Bancorp, inc., held on May 13, 2008, the shareholders elected two directors, each for a term expiring at the 2011 annual shareholders’ meeting or such later time as his successor is elected and qualified. The directors elected and the shareholder vote in the election of each director were: Brian L. Lockhart- 2,736,487 for and 50,549 withheld; and Mark W. Saunders- 2,727,593 for and 59,443 withheld.

Other Directors continuing in office following the annual shareholders’ meeting were Mathew G. Bathon, Mary B. Halsey, Charles F. Sposato, and Thomas L. Vaughan, Sr.

There were 3,678,286 shares of common stock outstanding and entitled to vote at the meeting. A total of 2,787,036 shares of common stock were represented at the meeting in person or by proxy, representing 75.77% of the shares outstanding and entitled to vote at the meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cecil Bancorp, Inc.

May 16, 2008	By:	/s/ R Lee Whitehead

Name: R Lee Whitehead
Title: Vice President and CFO